THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION IN REASONABLY ACCEPTABLE FORM AND SCOPE TO THE COMPANY OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE OFFERING OF THIS WARRANT HAS NOT BEEN REVIEWED OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR BY ANY STATE’S SECURITIES ADMINISTRATOR.

Warrant No. – 3 -	Dated: As of April 25, 2013

WARRANT

THIS IS TO CERTIFY THAT, for value received, UNITED TEACHER ASSOCIATES INSURANCE COMPANY, a Texas corporation, or its assigns (the “Holder”), is entitled to purchase from SEBRING SOFTWARE, INC., a Nevada corporation (the “Company”), at any time during the Exercise Period, as hereafter defined, 450,660 shares of the Company’s common stock 0.0001 par value per share (the “Common Stock”) plus the Indefinite Warrant Shares (collectively the “Warrant Shares”), at a price (the “Exercise Price”) equal to $.01 per share, subject to adjustment, payable as provided below. Certain capitalized terms used herein are defined in Section 1. A Table of Contents for this Warrant is at the end of this Warrant.

This Warrant is the Warrant referred to in the Loan and Security Agreement (as hereinafter defined) and is issued pursuant to the Loan and Security Agreement.

1.             Definitions. As used in this Warrant, the following terms have the respective meanings set forth below.

“Affiliate” has the meaning set forth for such tern in the Loan and Security Agreement.

“Agent” means MidMarket Capital Partners, LLC, a Delaware limited liability company.

“Applicable Percentage” means 0.7%.

“Applicable Price” has the meaning set forth in Section 6.1.

“Business Day” means the following: (a) if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

“Buy In” has the meaning set forth in Section 2.6.

“Consolidated Financial Statements” means the audited consolidated financial statements of the Company and its subsidiaries prepared in accordance with GAAP consistently applied, and filed with the Commission in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

“Change of Control” has the meaning set forth for such term in the Loan and Security Agreement.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” has the meaning set forth in the first paragraph of this Warrant.

“Company” has the meaning set forth in the first paragraph of this Warrant.

“Convertible Securities” means any stock or other securities, including options and debt instruments, directly or indirectly, with or without the passage of time or the occurrence of an event, are or will become convertible into or exchangeable or exercisable for Common Stock, whether or not then exercisable.

“Distribution” has the meaning set forth in Section 5.3 of this Warrant.

“DTC” means Depository Trust Company.

“Event of Default” has the meaning set forth for such term in the Loan and Security Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Period” means commencing on the Original Issue Date and ending on the Expiration Date.

“Exercise Price” has the meaning set forth in the first paragraph of this Warrant.

“Expiration Date” means April 25, 2023.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the OTC Pink Sheets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the OTC Pink Sheets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.

“Fiscal Year” means each twelve month period ending on the last day of December in each year.

“Fully-Diluted Shares” means (i) the total number of Warrant Shares issuable upon exercise of this Warrant, plus (ii) all shares of Common Stock issued and outstanding, plus (iii) all shares of Common Stock then issuable (y) upon the exercise of all outstanding options and (z) upon the exercise, conversion or exchange of all Convertible Securities which are, now or with the passage of time or the occurrence of any event, exercisable for, convertible into or exchangeable for Common Stock, whether or not then exercisable, excluding any shares of Common Stock issuable upon exercise of Indefinite Convertible Securities until the number of shares of Indefinite Common Stock is known in which case such number shall be included within this definition.

“GAAP” means generally accepted accounting principals in effect in the United States, consistently applied.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“Indefinite Common Stock” means the number of shares of Common Stock which are issuable upon conversion, exercise or exchange of Indefinite Convertible Securities when such number becomes known or is fixed.

“Indefinite Convertible Securities” means any Convertible Securities where the number of shares of Common Stock which are issuable upon conversion, exercise or exchange of such Convertible Securities is unknown until the occurrence of a future event.

“Indefinite Warrant Shares” means with respect to any Indefinite Convertible Securities, the number of shares of Common Stock determined by multiplying the Applicable Percentage by the number of shares of Indefinite Common Stock. Such calculation to be made with respect to any Indefinite Convertible Securities at the time the number of Indefinite Common Stock becomes known or fixed with respect to such securities.

“Initiating Holders” has the meaning set forth in Section 7.1 of this Warrant.

“Inspector” has the meaning set forth in Section 7.3.1(xi) of this Warrant.

“Lender” or “Lenders” shall have the meaning set forth for such terms in the Loan and Security Agreement.

“Loan and Security Agreement” means the Loan and Security Agreement dated April 25, 2013 between the Company, as Borrower, the Guarantors named therein and MidMarket Capital Partners, LLC, as Agent, and the Lenders named therein, as the same may be amended from time to time.

“Minimum Put Price” means the amount determined by dividing ($700,000 times the Applicable Percentage) by the total number of Warrant Shares then issuable under the Warrant plus the number of any issued Warrant Shares.

“NASDAQ” means The National Association of Securities Dealers, Inc. Automated Quotation System.

“New Issuance Price” has the meaning set forth in Section 6.1.

“Offering” means an Offering, as defined in the Loan and Security Agreement.

“Original Issue Date” means April 25, 2013.

“Other Securities” has the meaning set forth in Section 7.1.5.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

“Proposed Transferee” has the meaning set forth in Section 4.2.

“Public Sale” means any sale of capital stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

“Purchaser” has the meaning set forth in Section 4.3.

“Put Option” has the meaning set forth in Section 4.1 of this Warrant.

“Put Price” has the meaning set forth in Section 4.1 of this Warrant.

“Records” has the meaning set forth in Section 7.3.1(xi) of this Warrant.

“Registrable Securities” means any Warrant Shares (whether outstanding or into which the warrants having the same Original Issue Date as this Warrant are exercisable) until the date (if any) on which such Warrant Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.

“Registration Expenses” means all fees and expenses, other than underwriting discounts and commissions, incident to the Company’s performance of or compliance with Section 7.1 through Section 7.6 hereof, including, without limitation, (i) all registration and filing fees, (ii) all fees and expenses of complying with federal and state securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger, telephone and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and “cold comfort” letters required by or incident to such performance and compliance, (vi) the fees and disbursements of any one counsel and any one accountant retained by the Holder or Holders of more than 50% of the Registrable Securities being registered (or, in the case of any registration effected pursuant to Section 7.1 hereof, as the Initiating Holders shall have selected to represent all holders of the Registrable Securities being registered), (vii) the fees and expenses of listing on any securities exchange, and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

“Securities Act” means the Securities Act of 1933, as amended, and any successor Federal statute and the rules and regulations of the Securities and Exchange Commission (or its successors) thereunder, all as the same shall be in effect from time to time.

“Warrant” means this Warrant.

“Warrant Shares” has the meaning set forth in the first paragraph of this Warrant.

2.             Exercise of Warrant

2.1           Mechanics of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at its principal place of business (a) this Warrant, (b) a written notice in substantially the form of the Exercise Notice attached hereto, of the Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased (which shall be a whole number of shares if for less than all the Warrant Shares then issuable hereunder), and (c) payment of the Exercise Price with respect to such Warrant Shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier’s check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by a “cashless exercise” of this Warrant, in which event the Holder shall receive from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having an aggregate value determined by reference to the Fair Market Value of a share of Common Stock on the Business Day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

2.2           Delivery of Warrant Shares. The Company shall, as promptly as practicable and in any event within two (2) Business Days after receipt of such notice and payment, issue and deliver, or cause to be issued and delivered, the Warrant Shares as directed in the Exercise Notice. If the Company’s shares are not then deliverable through DTC or another established clearing corporation performing similar functions, or if so directed in the Exercise Notice, the Company shall deliver or cause to be delivered a certificate or certificates representing the Warrant Shares so acquired. Any certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and the applicable Warrant Shares shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of Warrant Shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall promptly, but in no event more than five Business Days after the Company’s receipt of the Exercise Notice, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock issuable under this Warrant, which new Warrant shall, in all other respects, be identical to this Warrant. The Company shall pay all expenses, stamp, documentary and similar taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants under this provision, except that if any such tax or charge arises as a result of the Holder’s instruction to issue the shares in the name of any Person other than the Holder and such tax or charge would not arise if issued to the Holder, the Holder shall pay such tax or charge.

2.3           Holder Not Deemed Stockholder. Except as provided in this Warrant and except for Warrant Shares for which a notice of exercise and payment therefor has been delivered in accordance with this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Warrant Shares which have not been issued or deemed to be issued to the Holder pursuant to Section 2.2, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, with respect to such shares, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, subscription rights or otherwise.

2.4           Warrant Shares Fully Paid. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of any restriction of any kind, and not subject to the terms and conditions of any current or future agreement among the Company’s stockholders.

2.5           Certificate Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, shall, unless at the time of exercise such Warrant Shares are registered under the Securities Act, bear the following legend:

“This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered or qualified under said Act and any applicable state securities laws or unless the Company receives an opinion in reasonably acceptable form and scope to the Company of counsel reasonably satisfactory to the Company that registration, qualification or other such actions are not required under any such laws or that an exemption from such registration is available.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued in connection with a transfer after which the shares are no longer “restricted securities”) shall also bear such legend unless, in the opinion of legal counsel selected by the Holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act. If the shares are delivered through DTC, the Company will cause the transfer agent to place a similar restrictions on the stock record books of the Company with respect to such Warrant Shares.

2.6           Failure to Deliver Warrant Shares. If by the second (2nd) Business Day after exercise of this Warrant, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise. If by the second (2nd) Business Day after exercise, the Company fails to deliver the required number of Warrant Shares, and if after such second (2nd) Business Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In.

2.7           Authorization; Capitalization. The Company represents, warrants and covenants as follows:

2.7.1           The Company has duly reserved, and will keep available for issuance upon exercise of this Warrant, the total number of Warrant Shares deliverable from time to time upon exercise of this Warrant to the extent such number is known or fixed from time to time. In the event that adjustments contained in Section 5 or Section 6 of this Warrant result in any adjustment of the number of Warrant Shares issuable upon the exercise of this Warrant causing the number of Fully-Diluted Shares to exceed the total number of shares of Common Stock then authorized for issuance by the Company, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares of Common Stock to cover the exercise of all of this Warrant in full, including, without limitation, obtaining the necessary approvals of the Board of Directors and stockholders of the Company and filing the appropriate amendments to the Company’s certificate of incorporation.

2.7.2           The Company will not take any actions during the term of this Warrant that would result in any adjustment to the Warrant Shares if the Fully-Diluted Shares would exceed the total number of shares of Common Stock then authorized for issuance by the Company. The Company will not, so long as this Warrant has not been fully exercised, change the par value of its Common Stock to an amount equal to or greater than the Exercise Price.

2.7.3           The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with this Warrant, the Warrant Shares will be duly and validly issued, fully paid and non-assessable. As of the Original Issue Date, the Fully-Diluted Shares consist of 59,873,399 shares of Common Stock which number includes any shares of Common Stock being issued on the Original Issue Date. As of the Original Issue Date, the Company has Indefinite Convertible Securities identified as 12% Convertible Notes in the principal amount of $1,273,718.

2.7.4            The authorized capital stock of the Company consists of 1,100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share.

2.7.5           Except the Fully-Diluted Shares and the Indefinite Convertible Securities, there are no other shares of capital stock of the Company or any securities, with or without the passage of time or the occurrence of an event exercisable for, convertible into or exchangeable for shares of capital stock of the Company or any rights, options or warrants to purchase any shares of capital stock of the Company or any securities exercisable for, convertible into or exchangeable for shares of capital stock of the Company.

2.7.6           Neither the issuance of this Warrant nor the issuance of the Warrant Shares upon exercise of this Warrant violates or conflicts with or will violate or conflict with the Company’s Certificate of Incorporation or By Laws or any agreement to which the Company is a party or any Federal or State law.

3.             Transfer, Exchange and Replacement of Warrants

3.1           Ownership of Warrant. The Company shall deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Section 3.

3.2           Transfer of Warrants. The Company agrees to maintain the books for the registration of transfer of this Warrant and, subject to all applicable securities laws and the transfer conditions referred to in the legend to this Warrant, all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Company’s principal place of business, together with (i) a written assignment of this Warrant in the form attached to this Warrant or separate form reasonably acceptable to the Company, duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural Person) a medallion signature guaranteed, (ii) funds sufficient to pay any transfer taxes payable upon such transfer, and (iii) an appropriate form W-9 or W-8, as applicable, executed by the proposed transferee. Upon surrender and, if required, such payment, the Company shall promptly execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment and shall issue to the assignor a new Warrant or Warrants evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. The Company shall permit the Holder to inspect the warrant registration books from time to time during normal business hours at the Company. The Holder shall pay all fees (including reasonable attorney’s fees), costs and expenses associated with any transfer of this Warrant requested by the Holder.

3.3           Division or Combination of Warrants. This Warrant may be divided or combined with other identical Warrants upon presentment to the Company of this Warrant and of any Warrant or Warrants with which this Warrant is to be combined, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the Holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 3.2 above as to any transfer or assignment which may be involved in the division or combination, the Company shall promptly execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.4           Expenses of Delivery of Warrant. The Company shall pay all reasonable expenses, stamp, documentary and similar taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants.

3.5           Representations of Holder. The Holder, by accepting this Warrant, represents and warrants to the Company as follows:

3.5.1           The Holder is an “accredited investor” under Regulation D promulgated under the Securities Act.

3.5.2           The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “Restricted Securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in limited circumstances. In addition, the Holder is familiar with Rule 144 under the Securities act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.5.3           The holder can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

3.6           Financial Statements And Other Information. Promptly upon filing with the Commission, the Company will deliver to the Holder copies of any and all financial statements, proxy statements, notices and other reports as it may send to its shareholders or directors and copies of all registration statements and all reports which it files with the Commission (or any governmental body or agency succeeding to its functions); provided that if such document is available on EDGAR through the Commission’s website, it shall be sufficient to send to the Holder by e-mail an electronic link to such document.

4.             Certain Rights

4.1           Put Rights. The Holder shall have the right, but not the obligation, to put (“Put Option”) some or all of this Warrant or the Warrant Shares to the Company upon the earliest to occur of (a) the second anniversary of the Original Issue Date, (b) an event constituting an Event of Default, (c) a Change of Control, or (d) the sale, liquidation or other disposition of the whole or a significant portion of the assets of, or equity in, the Company. The put price (the “Put Price”) per Warrant Share shall be the greater of (x) the Minimum Put Price and (y) the Fair Market Value of the Warrant Shares issuable upon exercise of this Warrant less the Exercise Price payable upon the exercise of the unexercised portion of this Warrant being put under this Section 4.1 and (c) if the Put Option is being exercised following a Change of Control, the highest price paid per share of Common Stock transferred in the Change of Control transaction less the Exercise Price payable upon the exercise of the unexercised portion of this Warrant being put under this Section 4.1. In the event that any of the events referred to in Section 5 has occurred, the Put Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Put Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Put Price then in effect. The Put Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in Section 5.

4.1.1           The Put Option shall be exercised by written notice to the Company. The closing of the exercise of the Put Option shall be effected within thirty (30) days from the date of the written notice. On the date scheduled for closing, the Put Price shall be payable to the Holder by the Company in cash, by certified check or by wire transfer, against delivery of the Warrant and or Warrant Shares, as the case may be.

4.1.2           In the event that the Put Price is not paid by the Company on the date scheduled for closing, the Company shall, without further notice, be liable to pay interest on the Put Price at the rate of eighteen percent (18%) per annum from the date of exercise of the Put Option pursuant to Section 4.1.1 above to the date of payment.

4.2           Tag Along Rights. Upon the occurrence of an event that will give rise to a Change of Control involving the transfer of shares of Common Stock, no such Change of Control shall be made, closed, effected or registered on the books or records of the Company unless the proposed transferee, if applicable, shall irrevocably offer, in writing (“Proposed Transferee Offer”), to each Holder, to purchase all of the Warrant Shares then issuable upon exercise of the Warrant, from each Holder who desires to sell same at the same price, terms and conditions, as such proposed transferee has offered to purchase the shares of Common Stock of the Company to be sold and purchased in connection with the proposed Change of Control. The Holder shall have twenty-one (21) days from the receipt of the Proposed Transferee’s Offer in which to accept such Proposed Transferee’s Offer. If any Holder accepts the Proposed Transferee’s Offer, the closing of the sale of such Holder’s Warrants to the Proposed Transferee shall take place simultaneously with the consummation of the Change of Control transaction.

4.3           Drag Along Rights. In the event that the Company receives a written offer from a bona fide third party (the “Purchaser”) in an arms-length transaction to purchase (directly or by merger) outstanding equity in the Company in a transaction that would result in a Change of Control, the Company shall have the right to require the Holder to sell all or, if the offer is for a percentage of the Company’s outstanding shares, such percentage of its Warrants and unissued Warrant Shares to the Purchaser for a cash purchase price per Warrant Share then issuable under the Warrant equal to the price per share as may have been offered by the Purchaser to the holders of Common Stock, less the exercise price of each Warrant Share (to the extent the Warrant has not already been exercised).

5.             Reorganization, Reclassification and Liquidation.

5.1           In the case of any reorganization or reclassification of the Common Stock or in the case of any consolidation of the Company with, or merger of the Company with, another company or corporation, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, or on the occurrence of any other Change of Control, the Holder of this Warrant shall thereafter have the right upon exercise to purchase the kind and amount of shares of stock and Other Securities and property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock which the Holder of this Warrant would have received had all Warrant Shares issuable upon exercise of this Warrant been issued immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the Exercise Price then in effect pertaining to this Warrant (the kind, amount and price of such stock and Other Securities to be subject to adjustment as herein provided). Prior to the consummation of any transaction described in this Section 5.1, the Company shall secure from the other Persons involved in such transaction written agreement (in form and substance reasonably satisfactory to the Holder) agreeing to the forgoing and assuming the obligation to perform the Company’s obligations under this Section 5.1.

5.2           In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise hereof, dissolve, liquidate or wind up its affairs, the Company shall give the Holder at least 10 Business Days’ notice of such event or, if earlier, the record date for determining shareholders entitled to any distribution in connection therewith so as to afford Holder an opportunity to exercise the Warrant and participate in any resulting distribution. Such notice shall include the Company’s good faith estimate of the amount per share of any such distribution on a Fully Diluted Basis.

5.3           In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, make a distribution of cash or assets (other than cash) , rights to acquire its assets or securities of the Company or any of its subsidiaries to its stockholders (the “Distribution”) the Holder shall be entitled, upon the exercise hereof, to receive, in addition to the Warrant Shares it is entitled to receive, the same kind and amount of assets or securities as would have been distributed to it in the Distribution had it been the holder of record of the shares of Common Stock receivable upon exercise of this Warrant on the record date for determination of those entitled to receive the Distribution. The Company shall give the Holder fourteen (14) days notice prior to setting the record date for any such Distribution.

6.             Adjustment of Warrant Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

6.1           Share Dividends and Splits. If after the Original Issue Date the number of outstanding shares of Common Stock is increased by a share dividend payable in Common Stock or by a split-up of Common Stock or other similar event, then, on the effective date thereof, the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased.

6.2           Issuance of Common Stock. If and whenever on or after the Original Issue Date and prior to the earlier of the Expiration Date and the consummation of an Offering by the Company, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be increased to an amount equal to the product of (x) the number of Warrant Shares issuable under this Warrant immediately prior to such issue or sale and (y) the quotient determined by dividing the Applicable Price by the New Issuance Price. The issuance of Common Stock by the Company upon exercise of Convertible Securities which are outstanding on the date immediately preceding the Original Issue Date, excluding any Indefinite Convertible Securities, shall not trigger any adjustment under this Section 6.2, provided that such issuance of shares of Common Stock upon exercise of such Convertible Securities is made pursuant to the terms of such Convertible Securities in effect on the date immediately preceding the Original Issue Date and such Convertible Securities are not amended after the date immediately preceding the Original Issue Date. An adjustment under this Section 6.2 with respect to any Indefinite Convertible Securities shall be made, if appropriate, at the time the number of shares of Indefinite Common Stock becomes known or fixed.

6.3           Issuance of Convertible Securities. For purposes of Section 6.1, the issuance of any Convertible Securities and/or the amendment of any Convertible Securities shall be deemed to be the issuance of the Common Stock issuable upon exercise of such Convertible Securities and shall trigger an adjustment under Section 6.1, as applicable. No further adjustment of the Exercise Price shall be made upon the actual issuance of the Common Stock under such Convertible Securities if the adjustment has already been made.

6.4           Subdivision or Combination of Common Stock. If the Company at any time after the Original Issue Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares issuable upon exercise of the Warrant will be proportionately increased. If the Company at any time after the Original Issue Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of the Warrant will be proportionately decreased. Any adjustment under this Section 6.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

6.5           Other Events. If any event occurs of the type contemplated by this Section 6 (as determined in good faith by the board of directors of the Company) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder of the Warrant; provided that no such adjustment will increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 6.

6.6           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to Section 5 or this Section 6, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

6.7           Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of the Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for (x) any sale of all or substantially all of its assets in one or a series of related transactions, (y) any tender offer or exchange offer (whether by the Company or another person) pursuant to which holders of Commons Stock are permitted to tender or exchange their shares for other securities, cash or property, or (z) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten Business Days prior to the earlier of the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

7.             Registration Rights

7.1           Registration on Request. Subject to Section 7.1.6 below, at any time after the Original Issue Date, the holder or holders of a majority of the Registrable Securities (the “Initiating Holders”), may request the Company to effect the registration under the Securities Act of the resale of all or part of such Initiating Holders’ Registrable Securities on a continuous basis pursuant to Rule 415. Such request shall specify the intended method of disposition thereof.

7.1.1           The Company will promptly give written notice of such requested registration to all holders of Registrable Securities, who shall have the right to request that their Registrable Securities be included in the registration statement requested pursuant to this Section 7.1 upon written notice to the Company made within twenty (20) days after receipt of the Company’s written notice. Thereupon, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register for disposition in accordance with the intended method of disposition stated in the Initiating Holder’s request; all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid), of the Registrable Securities to be so registered, which shall be paid for by the Company in accordance with Section 7.1.3 below.

7.1.2           Registrations under this Section 7.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Initiating Holders’ request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

7.1.3           The Company shall not be obligated to effect more than one registration of Registrable Securities pursuant to this Section 7.1. A registration requested pursuant to this Section 7.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided, that a registration which does not become effective after being filed by the Company pursuant to this Section 7.1 solely by reason of the refusal to proceed by the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is subject to a stop order, injunction or other order of the Commission or other governmental agency or court suspending the effectiveness of such registration statement for any reason, other than by reason of misstatements or omissions made or not made in the registration statement in reliance upon and in conformity with written information furnished to the Company by a Holder of Registrable Securities specifically for use in the preparation of such registration statement, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Holder of Registrable Securities participating in the offering. Except as provided in Section 7.1.3 above, whether or not the registration becomes effective, the Company will pay all Registration Expenses in connection with any registration so initiated.

7.1.4           If a registration requested pursuant to this Section 7.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested and shall be reasonably acceptable to the Company.

7.1.5           If a requested registration pursuant to this Section 7.1 involves an underwritten offering, and the managing underwriter shall advise the Company (with a copy of any such notice to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders, and (ii) second, all shares proposed to be included as the Company shall determine, whether shares to be offered by the Company or any Company stockholder (any such shares with respect to any registration, “Other Securities”) requested to be included in such registration by the holder or holders thereof.

7.1.6           The Company may suspend any registration requested pursuant to this Section 7.1 one time for a single period of up to ninety (90) days upon notice to the holders of Registrable Securities whose Registrable Securities are covered by the registration statement requested pursuant to this Section 7.1 that, in the good faith determination of the Board of Directors of the Company, the registration and sale at such time of the Registrable Securities requested to be so registered would not be in the best interests of the Company, provided that notwithstanding such suspension, the Company shall continue to diligently process the preparation of the documentation required for such registration. No registration shall be requested pursuant to this Section 7.1 during any applicable lockup period specified in Section 7.4.2.

7.1.7           Notwithstanding the foregoing, the Company shall not be required to comply with a demand for registration under this Section 7.1 if the only form available for such registration is a Form S-1.

7.2           Piggy-Back Registration. In the event that the Company intends to file any registration statement with respect to the sale of its Common Stock or Convertible Securities, the Holder shall have piggy-back registration rights as set forth herein.

7.2.1           If the Company at any time proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or any successor or similar forms) or (y) pursuant to Section 7.1) whether for its own account or for the account of the holder or holders of any other equity securities of the Company, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders’ rights under this Section 7.2.1. Upon the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be registered by such holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that had requested inclusion of Registrable Securities in such registration and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder of Registrable Securities entitled to request that such registration be effected as a registration under Section 7.1 above, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration affected under this Section 7.2 shall relieve the Company of its obligation to effect any registration upon request under Section 7.1 above, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 7.1 above. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 7.2.

7.2.2           If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 7.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in this Section 7.2, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration and all other holders of any Other Securities in respect of such underwritten offering, by letter of its belief that inclusion in such distribution of all or a specified number of the securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities and such Other Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and holders of such Other Securities, reduce pro rata (if and to extent stated by such managing underwriter to be necessary to eliminate such effect) first the number of Registrable Securities that have been requested be included in such registration statement and second the number of Other Securities that have been requested be included in such registration statement so that the resultant aggregate number of such Registrable Securities and Other Securities so included in such registration, together with the number of securities to be included in the registration for the account of the Company, shall be equal to the number of securities stated in such managing underwriter’s letter.

7.3           Registration Procedures.

7.3.1           If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 7.1 or Section 7.2, the Company shall, as expeditiously as possible:

(i)          prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Act in the registration statement;

(ii)         prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)        furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and of copies of the prospectus contained in such registration statement or supplement thereto (in each case including all exhibits), such number (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the Public Sale or other disposition of the Registrable Securities owned by such seller;

(iv)        use its commercially reasonable efforts to register and qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)         use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi)        furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of

(A)         an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration is in connection with an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the holders of a majority of the Registrable Securities included in such registration statement, and

(B)         a “comfort” letter, dated the effective date of such registration statement (and, if such registration is in connection with an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein);

(vii)       notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

(A)         when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)         of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)         of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

(D)         of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii)      notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix)         make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x)          otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(xi)         make available for inspection by a representative of the holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company (the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; provided that the Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to any holder of Registrable Securities participating in the offering, and if disclosed to any such holder shall not be disclosed by such holder) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) to comply with any law, rule, regulation or order applicable to any such Inspectors or holder of Registrable Securities, (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of Registrable Securities is a party (provided that the Company is provided with reasonable notice of such proposed disclosure and a reasonable opportunity to seek a protective order or other appropriate remedy with respect to such Records);

(xii)        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(xiii)       use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange, including the OTC Bulletin Board or Pink Sheets LLC on which any of the Common Stock is then listed;

(xiv)      provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

7.3.2           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7.3.1(viii) above, such holder will forthwith discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3.1(viii) above. In the event the Company shall give any such notice, the periods specified in Section 7.3.1(ii)) above shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by of Section 7.3.1(viii) above.

7.3.3           If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

7.3.4           Within five (5) days of (x) receipt of any written agreement, stop order, proceeding or notification referred to in Section 7.3.1(vii)(B), (C) and (D) above, or (y) the withdrawal of any underwriter(s), the Company shall notify the Holder in writing of such event, and the Holder shall thereupon have full and complete access to such underwriter(s) with respect to all matters and information of and concerning the Company in the possession of such underwriter(s).

7.4           Underwritten Offerings.

7.4.1           If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested pursuant to Section 7.1 above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 7.5 below. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement.

7.4.2           Each Holder of Registrable Securities agrees by acquisition of its Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten (10) days prior to and the one hundred eighty (180) days after the effective date of any registration statement filed by the Company pursuant to Section 7.1 or Section 7.2 which involves an underwritten offering, except as part of such registered underwritten offering, whether or not such Holder participates in such offering, and except as otherwise permitted by the managing underwriter of such registered underwritten offering (if any), provided, that such “lock-up” period shall not be greater than the shortest lock-up period restricting other selling shareholders of the Company in such registration and provided that each officer and director of the Company agrees to the same lock-up provisions. Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 7.4.2.

7.4.3           The Company agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the ninety (90) days after the effective date of any registration statement filed pursuant to Section 7.1 above or Section 7.2 above which involves an underwritten offering, except (i) as part of such registered offering, (ii) pursuant to registration statements on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such registered offering (if any), and (y) to use all reasonable efforts to cause each “affiliate” (as defined under Rule 144 promulgated under the Securities Act) and each holder of five percent (5%) or more of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any Public Sale or distribution of or otherwise dispose of such securities during such period except as part of such registered underwritten offering; provided that no Holder of Registrable Securities included in any registered underwritten offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

7.4.4           No Person may participate in any registered underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

7.5           Indemnification.

7.5.1           To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, action or proceeding; provided that the indemnity obligation provided for in this Section 7.5.1 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) and the Company is otherwise in compliance with its indemnification obligations hereunder; and provided further that the Company shall not be liable in any such case to the extent that any such loss, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder or person specifically for use in the preparation thereof. In addition, the Company shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each indemnified party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such holder.

7.5.2           To the fullest extent permitted by law, each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 7.5) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement provided that the indemnity obligation provided for in this Section 7.5.2 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the holder (which consent shall not be unreasonably withheld or delayed). Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this Section 7.5.2 in connection with any offering of securities will not exceed the amount of net proceeds received by such prospective seller pursuant to such offering.

7.5.3           Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 7.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

7.5.4           If the indemnification provided for in the this Section 7.5 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Holder on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall the obligation of any indemnifying party to contribute under this Section 7.5.4 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7.5.1 or Section 7.5.2 above had been available under the circumstances.

The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7.5.4 were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7.5.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount of net proceeds received by such holder from the sale of Registrable Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.6           Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

8.             Miscellaneous

8.1           Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern standard time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, five (5) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Company:	Sebring Software, Inc.

1400 Cattlemen Road

Sarasota, Florida 34232

Attention: Leif W. Anderson, Chief Executive Officer

Facsimile: 941 337 0719

E-mail: lwa@sebringsoft.com

With a copy to:	Shumaker Loop & Kendrick, LLP

240 S. Pineapple Ave., 10th Floor

Sarasota, FL 34236

Attention: Benjamin R. Hanan, Esq.

E-mail: bhanan@slk-law.com

If to Holder:	c/o MidMarket Capital Partners, LLC

301 E. Fourth Street, 27th Floor

Cincinnati, OH 45202

Attention: Mr. Joe Haverkamp

Facsimile: 517-579-2910

E-mail: jhaverka@amfin.com

With a copy to:	Blank Rome LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Attention: Robert Stein, Esq.

Facsimile:

E-mail: RStein@BlankRome.com

8.2           Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the prior written consent of the Company and the Holder.

Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section shall be binding upon the holder of this Warrant and upon each future Holder thereof and upon the Company.

8.3           Governing Law. THIS WARRANT AND ALL MATTERS RELATED HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8.4           Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant made by or on behalf of the Company or the Holder and all other provisions hereof shall be binding on the Holder and the Company and their respective successors and assigns, whether so expressed or not. This Warrant and all of the Holder’s rights hereunder, shall be transferable and assignable by the Holder hereof in whole or in part, and from time to time, to any other Person, subject to the restrictions on transferability contained in this Warrant and under the applicable securities laws.

8.5           Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.6           Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

8.7           Right to Specific Performance. The Company acknowledges and agrees that in the event of any breach of the covenants and agreements contained in this Warrant, the Holder would be irreparably harmed and could not be made whole only by the award of monetary damages. Accordingly, the Company agrees that the Holder, in addition to any other remedy to which the Holder may be entitled at law or equity, will be entitled to seek and obtain an award of specific performance of any of such covenants and agreements.

8.8           Consent to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT, SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. IF THE COMPANY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY, AT THE COMPANY’S ADDRESS AS MOST RECENTLY NOTIFIED BY THE COMPANY IN WRITING TO THE HOLDER AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

8.9           Waiver Of Jury Trial. THE COMPANY AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT. THE COMPANY AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS WARRANT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND HOLDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.10         Entire Agreement. This Warrant, together with the Loan and Security Agreement, constitute the sole and entire agreements of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior understandings and agreements with respect thereto, both written and oral.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

SEBRING SOFTWARE, INC.

By:
Name:
Title:

Accepted as of the day and year first above written:

UNITED TEACHER ASSOCIATES INSURANCE COMPANY

By:
Name:
Title:

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
SEBRING SOFTWARE, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock ("Warrant Shares") of Sebring Software, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

______ "cash exercise" with respect to ________ Warrant Shares; and/or

______ "cashless exercise" with respect to ______ Warrant Shares (to the extent permitted by the terms of the Warrant).

2.          Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

The Warrant Shares shall be delivered as follows:

[Insert Name, Address and Tax ID of registered Holder of Warrant Shares to be delivered and method of delivery. (BOOK ENTRY OR CERTIFICATES).]

Signature
Name:
Address:

Dated:

ASSIGNMENT

(To be executed by the Holder if he desires to assign the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto [____________________] the right to purchase _____________[Warrant Shares] of SEBRING SOFTWARE, INC., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint [____________________] Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Signature
Address:

Dated:

In the Presence of:

	6.7	Notice of Corporate Events	13

7.	Registration Rights		13

	7.1	Registration on Request	13

	7.2	Piggy-Back Registration	15

	7.3	Registration Procedures	16

	7.4	Underwritten Offerings	20

	7.5	Indemnification.	22

	7.6	Rule 144	24

8.	Miscellaneous		24

	8.1	Notices	24

	8.2	Waivers; Amendments	25

	8.3	Governing Law	25

	8.4	Transfer; Covenants to Bind Successor and Assigns	25

	8.5	Severability	26

	8.6	Section Headings	26

	8.7	Right to Specific Performance	26

	8.8	Consent to Jurisdiction	26

	8.9	Waiver Of Jury Trial	26

	8.10	Entire Agreement	27

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